Exhibit 10.23

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is dated as of November 1, 2022, and is made by and between African Agriculture, Inc., a Delaware corporation (the “Company”), and the participant whose name appears on the signature page to this Agreement (“Participant”). Capitalized but undefined terms will have the meaning set forth in Section 12 of this Agreement.

Witnesseth:

Whereas, the Company determined that it is in the best interests of the Company to grant an equity award to Participant to provide services to the Company pursuant to the Amended and Restated Advisor Agreement by and between Participant and the Company, dated May 21, 2022 (the “Advisor Agreement”);

Whereas, the Company and Participant agree and acknowledge that Alan Kessler (the “Principal”) shall be the only agent of Participant to provide services to the Company under the Advisor Agreement and that the intuitu personae nature of the Advisor Agreement is of its essence;

Whereas, the Board of Directors of the Company (the “Board”) has approved the grant to Participant of the aggregate number of Restricted Stock Units set forth on the signature page to this Agreement; and

Whereas, Participant and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.

Now, therefore, to evidence the Restricted Stock Units so granted, and to set forth the terms and conditions governing such Restricted Stock Units, the Company and Participant hereby agree as follows:

1. Grant. The Company hereby evidences and confirms its grant to Participant, effective as of the date hereof (the “Grant Date”), of the aggregate number of Restricted Stock Units set forth on the signature page hereof (this “Award”).

2. Vesting.

(a) Generally. Except as otherwise provided in this Agreement, subject to the continuous engagement of Participant by the Company or any Affiliate through the applicable vesting date, 100% of the Restricted Stock Units shall vest on March 1, 2024.

(b) Change in Control. All of the unvested Restricted Stock Units shall immediately vest upon a Change in Control, subject to Participant’s continuous engagement by the Company or any Affiliate through the applicable Change in Control.

(c) Board Acceleration. The Board may accelerate the vesting of all or any portion of the Restricted Stock Units, at any time and from time to time.

3. Termination.

(a) Qualifying Termination. In the event Participant’s service to the Company and its Affiliates is terminated by the Company without Cause, or due to a resignation by Participant for Good Reason, all of the unvested Restricted Stock Units shall immediately vest upon on the date of such termination of service. In addition, if Participant’s service to the Company is terminated due to the death or Disability of Principal, all of the unvested Restricted Stock Units shall immediately vest upon the date of such termination of service.

(b) Any Other Termination. In the event Participant’s service to the Company and its Affiliates is terminated for any reason other than a reason specified in Section 3(a), the Restricted Stock Units (or portion thereof) that are not vested as of Participant’s termination of service shall be immediately forfeited and cancelled on the date of such termination of service.

4. Settlement. As soon as reasonably practicable after each vesting date, but in no event later than 30 days after such vesting date, the Company will issue to Participant, or his beneficiary, the number of shares of Common Stock equal to the number of Restricted Stock Units that vested on such date; provided, however, that the Board may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock in respect of such Restricted Stock Units; provided, further, that if, at the time of settlement, there is a trading “blackout” or the Common Shares are subject to a lock-up, settlement will occur at the earlier of (i) the expiration of the trading blackout or lock-up period and (ii) March 15th of the year following the year in which vesting occurs.

5. Transferability.

(a) Transfer Restrictions. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Permitted Transferees. Notwithstanding the foregoing, the Board may, in its sole discretion, permit this Award to be transferred by Participant, without consideration, subject to such rules as the Board may adopt consistent with this Agreement, to: (i) a trust solely for the benefit of Participant; (ii) a limited liability company whose only stockholder is Participant; or (iii) any other transferee as may be approved either (x) by the Board in its sole discretion, or (y) as provided in this Agreement (each transferee described in clauses (i), (ii), and (iii) above is hereinafter referred to as, a “Permitted Transferee”); provided, that Participant gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies Participant in writing that such a transfer is approved.

(c) Transfer Restrictions for Permitted Transferees. The terms of the Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Agreement to Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer the Award, other than by will or the laws of descent and distribution; (ii) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to Participant under this Agreement; and (iii) the consequences of the termination of Participant’s services to the Company or an Affiliate under the terms of this Agreement shall continue to be applied with respect to Participant.

6. Representations of Participant.

(a) Securities Law Matters. Participant acknowledges that, until the Common Stock to be acquired upon the settlement of the Restricted Stock Units has been registered under the Securities Act of 1933, as amended form time to time (“Securities Act”) or such other state or foreign laws, as applicable, (i) the Common Stock to be acquired upon the settlement of the Restricted Stock Units has not been registered under the Securities Act or any state or foreign securities or “blue sky” laws; (ii) the Common Stock to be acquired upon the settlement of the Restricted Stock Units must be held indefinitely and Participant must continue to bear the economic risk of the investment in the Common Stock unless the Common Stock is subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available; (iii) when and if the Common Stock to be acquired upon the settlement of the Restricted Stock Units may be disposed of without registration in reliance upon Rule 144 of the Securities Act (“Rule 144”), such disposition can generally be made only in limited amounts in accordance with the provisions of such rule; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Common Stock to be acquired upon the settlement of the Restricted Stock Units is subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop- transfer restrictions will be issued to such transfer agent with respect to the Common Stock to be acquired upon the settlement of the Restricted Stock Units. Participant agrees that Participant will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Restricted Stock Units) or any interest therein or rights relating thereto, except in compliance with the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder, and in compliance with applicable state and foreign securities or “blue sky” laws. Any attempt by Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Common Stock or any interest therein or rights relating thereto, without first complying with the applicable provisions of this Agreement shall be void and of no effect.

(b) Compliance with Rule 144. If any of the Common Stock to be acquired upon the settlement of the Restricted Stock Units (or a portion thereof) are to be disposed of in accordance with Rule 144, Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Securities and Exchange Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(c) Acknowledgement. Participant acknowledges and represents that this Award satisfies the Company’s obligation to grant to Participant an equity award as contemplated in Section 4(d) of Participant’s Advisor Agreement.

7. Tax Withholding. As a condition of receiving this Award, Participant agrees to pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the Restricted Stock Units. If Participant does not make such payment, then the Company or an Affiliate may withhold such taxes from other amounts owed to Participant or may choose to satisfy such withholding obligations by withholding a number of shares of Common Stock otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld.

8. Adjustments. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Stock, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Board in its sole discretion to be necessary or appropriate, then the Board shall make any such adjustments in such manner as it may deem equitable, subject to the requirements of Code Sections 409A, if applicable, including without limitation adjusting any or all of (x) the number of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of the Award and (y) the terms of the outstanding Award, including, without limitation,

(A)  the number of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to the outstanding Award or to which the outstanding Award relates, or (B) any applicable performance measures.

9. Forfeiture; Recovery of Compensation. Participant shall forfeit all of his rights and interest in the Restricted Stock Units if (i) Participant’s service terminates for any reason before the Restricted Stock Units become vested in accordance with Section 2 or Section 3 of this Agreement, (ii) Participant violates or fails to comply with the confidentiality, non-solicitation, non-competition, and other restrictive covenant provisions contained in any written agreement by and between Participant and the Company that are in effect, or (iii) Participant is terminated for Cause. If Participant violates the restrictive covenant provisions in any written agreement by and between Participant and the Company, or if the Participant is terminated for Cause, Participant must reimburse the Company the full value of any Restricted Stock Units that vested during the 12-month period immediately prior to Participant’s adverse activity and the shares of Common Stock issued, and any other related rights. The forfeiture and clawback rights under this Section apply irrespective of whether the conduct was discovered during the course of the Participant’s service. By accepting, or being deemed to have accepted, the Restricted Stock Units, Participant expressly agrees to be bound by the terms of any other clawback or recoupment policy of the Company that applies to incentive compensation that includes the Restricted Stock Units.

10. Dividend Equivalent Rights. In no event shall any Dividend Equivalents accrue or be paid on any Restricted Stock Units.

11. General Provisions.

(a) No Rights as a Stockholder. Participant shall have no voting or other rights as a stockholder of the Company with respect to any Restricted Stock Units (or portion thereof) until the Restricted Stock Units (or portion thereof) have been settled and issued in accordance with the terms and conditions of Section 5 of this Agreement.

(b) Lock-Up Agreement. In the event that any shares of Common Stock which become deliverable to Participant with respect to the Restricted Stock Units at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, Participant shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which Participant shall agree to restrictions on transferability of the shares of such Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

(c) Discretionary Authority. The Board shall have discretionary authority to interpret this Agreement and to make all other determinations necessary or advisable to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including, but not limited to, any failure to make any determination or interpretation, or failure to make or take any other action) by the Board pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons, and shall be given deference in any proceeding with respect thereto.

(d) Binding Effect; Benefits; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.

(e) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by Participant and the Company; provided, however, that, without Participant’s consent, the Board may amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) this Agreement in such a manner as may be necessary or appropriate to avoid having the Restricted Stock Units become subject to the penalty provisions of Section 409A of the Code.

(f) Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of this Agreement, if at any time the Board determines that this Award (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or Affiliate to Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of Participant’s separation from service under Section 409A (or, if earlier, upon Principal’s death).

(g) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(h) Counterparts; Section Headings. This Agreement may be executed in any number of counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile or portable document format copy of this Agreement as a fully binding original. Except as otherwise indicated, references herein to any “Section” means a “Section” of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

(i) Entire Agreement. This Agreement constitutes the entire obligation of the parties with respect to the grant of Restricted Stock Units and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

12. Definitions.

(a)”Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Cause” means Participant’s: (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers (exclusive of any felony relating to negligent operation of a motor vehicle); (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of Participant’s service to the Company or an Affiliate; (iii) willful and repeated refusal to perform any lawful, material obligation or fulfill any duty to the Company or its Affiliates (other than due to a Disability) that is (x) consistent with Participant’s role at the Company and (y) is not illegal or unethical; or (iv) a material breach of any written agreement between Participant and the Company that causes (or is reasonably likely to cause) material harm to the Company. The Board may not terminate Participant’s service for Cause unless (A) the Board has provided notice to Participant setting forth in reasonable detail the specific conduct of Participant purporting to constitute Cause within ninety (90) days of the date the Board first becomes aware of its existence, (B) Participant has failed to cure such conduct (if curable) within thirty (30) days following the date of receipt of such notice, and (C) the Board has terminated service within ninety (90) days following receipt of such notice. A termination for Cause will also be triggered where the Principal commits any of the foregoing, mutatis mutandis.

(c) “Change in Control” shall be deemed to occur upon any of the following events:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto (the “Exchange Act”) (other than (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company; provided, however, a de-SPAC transaction, in which the Company engages in a merger, share exchange or similar business combination with a publicly traded special purpose acquisition company, as the result of which the Company becomes a subsidiary of such special purpose acquisition company, shall not be treated as a Change in Control (a “de-SPAC”);

(ii) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (i) were directors on the Grant Date or (ii) become directors after Grant Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Grant Date or whose election or nomination for election was previously so approved;

(iii) the consummation of a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a de-SPAC;

(iv) the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or

(v) any other event specified as a “Change in Control” in this Agreement.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to the Award (or any portion of the Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in Sections 12(c)(i), (ii), (iii), (iv), or (v) of this Agreement with respect to the Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(d) “Code” means Internal Revenue Code of 1986, as amended, and any successor thereto.

(e) “Committee” means the Compensation Committee of the Board (or such other committee of the Board as the Board shall designate) or, if there shall not be any such committee then serving, the Board.

(f) “Common Stock” means the common stock of the Company, par value $0.0001 per share.

(g) “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee.

(h) “Dividend Equivalent” means a right awarded to receive the equivalent value (in cash or Common Stock) of ordinary dividends that would otherwise be paid on the Common Stock subject to the Award but that have not been issued or delivered.

(i) “Fair Market Value” means as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board (acting on the advice of an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property, should the Board elect in its sole discretion to utilize such an individual or entity for this purpose).

Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for the Award to comply with, or be exempt from, Section 409A of the Code.

(j) “Good Reason” means any material breach by the Company or any of its Affiliates of any material written agreement between Participant and the Company or its Affiliates. Participant may not terminate Participant’s service for Good Reason unless (i) the Participant has provided notice to the Board setting forth in reasonable detail the specific conduct of the Company purporting to constitute Good Reason within ninety (90) days of the date Participant first becomes aware of its existence, (ii) the Company has failed to cure such conduct within thirty (30) days following the date of receipt of such notice, and (iii) Participant has terminated Participant’s service within ninety (90) days following receipt of such notice.

(k) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain performance or time- based restrictions.

-- Signature page follows --

In Witness whereof, the Company and Participant have executed this Restricted Stock Unit Award Agreement as of the date first above written.

African Agriculture, Inc.

By:	/s/ Harry Green
	Name:	Harry Green
	Title:	Authorized Signatory

Participant

African Discovery Group, Inc.

By:	/s/ Alan Kessler
	Name:	Alan Kessler
	Title:	Authorized Signatory

Address:
445 Park Avenue
New York, NY 10022

Number of Restricted
Stock Units:	2,700,000

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